                                                                    EXHIBIT 10.5


                     NON-QUALIFIED STOCK OPTION - DIRECTORS


                                     [DATE]


_______________________
_______________________
_______________________
_______________________


                                Re: Stock Option

         The Board of Directors (the "Board") of Universal Standard Healthcare, Inc. (the "Company"), or the committee (the "Committee") designated by the Board for the purpose of administering the Universal Standard Healthcare, Inc. 1992 Stock Option Plan (the "Plan"), hereby grants to _________ (the "Grantee"), a director of the Company, a stock option (the "Option"), pursuant to the Plan. The Option is subject in all respects to the Plan. Certain capitalized terms used in this agreement ("the Agreement") which are not defined herein have the meanings indicated for such terms in Section 10.1 of the Plan.

         1. Stock Option. The Option entitles the Grantee to purchase up to ______ shares ("the Option Shares") of the Company's Common Stock, no par value (the "Common Stock"), at an option price per share of $____ (the "Option Price"), subject to the terms and conditions of this Agreement. The Option is intended to be a Non-Qualified Stock.

         2. (a) Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by Section 2(b). The Option Price for Option Shares shall be paid in full in cash or by check by the Grantee at the time of the delivery of Option Shares, or, at the written election of the Grantee, payment may be made, to the extent permitted by the Board or the Committee, by (i) delivery to the Company of outstanding shares of Common Stock, (ii) retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, the Grantee's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares.

            (b) Vesting/Exercisability. The Grantee may only exercise his Option to purchase Option Shares to the extent that the Option has vested and become exercisable with respect to such Option Shares.

                (i) Time Vesting. The Option will vest and become exercisable in installments of 33a% of the Option Shares on each of the first, second and third anniversaries of the date of this Option, subject to the Grantee's continued service as a director of the Company. In the event the Grantee resigns from, or declines to stand for reelection to, the Board (other than at the request or with the prior written approval of the Board), all Options which have not become exercisable at the date of such event shall immediately terminate. Whether the Grantee has resigned from, or declined to stand for reelection to, the Board shall be determined by the Board or the Committee in its sole discretion. To the extent not exercised, installments shall accumulate and the Grantee may exercise them thereafter in whole or in part.

                (ii) Death, Disability, Change in Control or Termination. The Option shall vest and become exercisable with respect to all of the Option Shares automatically upon (i) the death or permanent disability (as determined by the Board or the Committee) of the Grantee, (ii) a Change of Control, or
(iii) an Involuntary Removal. For purposes hereof, a "Change of Control" shall mean the (x) sale of all of the assets of the Company to an unaffiliated third-party, (y) the merger or consolidation of the Company with an unaffiliated third-party in which the Company is not the surviving corporation or (z) any person or group of persons (as defined in Section 13(d) of the Securities Exchange Act of 1934) (other than WestSphere Capital Associates, L.P. and its affiliates) shall acquire or control in excess of 51% of the Company's Common Stock on a fully-diluted basis. For purposes hereof, an "Involuntary Removal" shall mean (x) the removal of the Grantee from the Board, (y) the Grantee not being nominated to stand for reelection to the Board, or (z) the failure of the Grantee to be elected to the Board, if nominated therefor by the Board or a committee thereof.

                (iii) Termination of Employment. The Grantee shall have the right to exercise all unexercised Options which have vested as of the date on which the Grantee no longer serves as director of the Company (the "Termination Date") for a period of three (3) months following such Termination Date or such longer period as may be provided in the Plan, including Section 6.5 thereof, treating the Grantee as an independent contractor for purposes of that Section, or as the Committee may approve in its sole discretion in connection with such termination; provided, that the Option shall not be exercisable after its expiration pursuant to Section 7.

         3. Transferability of this Option.

            (a) Except in the case of death or permanent disability of the Grantee, this Option shall not be transferable.

            (b) The Company may assign its rights and delegate its duties under this Agreement.

         4. Conformity with Plan. The Grantee's Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, the Grantee acknowledges his receipt of the Plan and agrees to be bound by all of the other terms of the Plan.

         5. Share Legends. At the sole discretion of the Committee, all certificates representing any Option Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

         "THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW."

         6. Expiration. The Option shall expire at 5:00 p.m., New York time, on the tenth anniversary of the date hereof. In the event that the Grantee shall cease to be a director of the Company or Subsidiaries for any reason, all Option Shares which shall not have vested pursuant to Section 2 shall automatically terminate.

         7. Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors and assigns.

         9. Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan.

                                    * * * * *

         Please execute the extra copy of this Agreement in the space below and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

                                       Very truly yours,

                                       UNIVERSAL STANDARD HEALTHCARE, INC.


                                       By:
                                          --------------------------------------

         The undersigned hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                                       GRANTEE:



                                       -----------------------------------------

                                       -----------------------------------------
                                       (Please print name)







                                       3